      As filed with the Securities and Exchange Commission on May 27, 1997
                                                       Registration Number 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   23-2037823
                      (I.R.S. Employer Identification No.)

                        485 DEVON PARK DRIVE, SUITE 112
                           WAYNE, PENNSYLVANIA 19087
                                 (610) 971-9600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 VAUGHN E. DRUM
                                UTI ENERGY CORP.
                        485 DEVON PARK DRIVE, SUITE 112
                           WAYNE, PENNSYLVANIA 19087
                                 (610) 971-9600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copies to:

                                 CURTIS W. HUFF
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
    Title of each class of              Proposed maximum aggregate       Amount of
securities to be registered               offering price (1)          registration fee
------------------------------------------------------------------------------------------
Common Stock, $.001 par value                  $10,227,740                 $3,100
==========================================================================================

 (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933 and based upon the average of the high and low sale prices of Common Stock as reported by the American Stock Exchange on May 23, 1997.

                                ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS



                                 256,175 Shares


                                UTI ENERGY CORP.


                                  Common Stock

                                ---------------

         This Prospectus has been prepared for use in connection with the proposed sale by Quarles Drilling Corporation (the "Selling Stockholder") of UTI Energy Corp., a Delaware corporation (the "Company"), of an aggregate of 256,175 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of the Company. The Shares may be offered and sold by the Selling Stockholder from time to time for a period of 120 days from the date hereof directly or through broker-dealers designated from time to time. The Shares may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a
broker-dealer acting as principal.   See "Plan of Distribution".

         The Common Stock is traded on the American Stock Exchange (the "AMEX") under the symbol "UTI". On May 23, 1997, the last reported sales price for the Common Stock as reported on the AMEX was $36 3/8 per share.

         The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration. The Company has agreed to indemnify the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Selling Stockholder may be required to make in respect thereof. See "Plan of Distribution" and "Selling Stockholder".

         The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

                                ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------




                 The date of this Prospectus is May ___, 1997.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . .    3

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SELLING STOCKHOLDER . . . . . . . . . . . . . . . . . . . . . . .    4

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . .    4

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .    5

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

PRO FORMA FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . .    6


         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048, or on the Internet at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information concerning the Company can also be inspected and copied at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881, on which the Common Stock is listed.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the

Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference:

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 as amended by Amendment No. 1 thereto on Form 10-K/A;

                 (b) The Company's Current Report on Form 8-K dated January 27, 1997, as amended by the Current Report on Form 8-K/A dated April 14, 1997;

                 (c) The Company's Current Report on Form 8-K dated April 11, 1997;

                 (d) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997; and

                 (e) The Company's Registration Statement on Form 8-A dated November 29, 1993 (File no. 112542).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to the Company at 485 Devon Park Drive, Suite 112, Wayne, Pennsylvania 19087, Attention: Secretary (Telephone number: (610) 971-9600).


                                  THE COMPANY

         The Company is a leading provider of contract drilling services in the United States. The Company's drilling operations are currently concentrated in the prolific oil and natural gas producing basins of Oklahoma and Texas. The Company's rig fleet consists of 82 land drilling rigs with effective depth capabilities ranging from 4,000 to 25,000 feet. The Company also provides drilling and pressure pumping services in the Appalachian Basis. The Company's corporate headquarters currently is located at 485 Devon Park Drive, Suite 112, Wayne, Pennsylvania 19087, Telephone: (610) 971-9600.



                              SELLING STOCKHOLDER

         This Prospectus constitutes a part of the Registration Statement filed by the Company pursuant to registration rights granted to the Selling Stockholder in an Asset Purchase Agreement dated December 31, 1996 (the "Agreement") by and between the Company and Quarles Drilling Corporation ("Quarles"). The Agreement was entered into in conjunction with the Company's acquisition of the contract drilling assets and certain operations of Quarles. Pursuant to the terms of the Agreement, the Company will pay all expenses of registering the Shares under the Securities Act, including, without limitation, all registration and filing fees, printing expenses and the fees and disbursements of the counsel and accountants for the Company. The Agreement also provides that the Company will indemnify the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Stockholder may be required to make in respect thereof. The Selling Stockholder will pay all fees and disbursements of its counsel and all brokerage fees, commissions and expenses, if any, applicable to the Shares sold by it.


         As of May 23, 1997, the Selling Stockholder owned 256,175 shares of Common Stock, constituting 6.6% of the Company's outstanding Common Stock on such date. This number of shares of Common Stock excludes an indeterminate number of shares of Common Stock that may be issued to the Selling Stockholder on or before June 30, 1997. Pursuant to the terms and conditions of the Agreement, the Selling Stockholder is entitled to receive additional shares of Common Stock in the event the market price of the Common Stock is less than $31.69 per share on the earlier of June 30, 1997, or the date a registration statement covering the resale of the Common Stock issued to the Selling Stockholder is declared effective. The number of additional shares will be equal to a number of shares sufficient to provide the Selling Stockholder with $8.1 million of Common Stock based on an average market price of the Common Stock over the 10 days prior to such date, calculated in accordance with the terms of the Agreement. In the event the average market price of the Common Stock is greater than $31.69 per share on such date, the Selling Stockholder is required to return a number of shares of Common Stock having a value (at such market price) equal to one-half of the amount by which the market price of the shares (at such market price) initially issued is greater than $8.1 million. Because the Selling Stockholder may offer all or a portion of the Shares pursuant to this Prospectus, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholder upon termination of any sales.


         Don Quarles, the president and chief executive officer of the Selling Stockholder, is currently employed by the Company as a consultant.


                              PLAN OF DISTRIBUTION

         The Shares may be sold pursuant to the methods described below from time to time for a period of 120 days from the date hereof by or for the account of the Selling Stockholder on the AMEX or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. The Selling Stockholder may effect such transactions by selling Shares through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from the Selling Stockholder (which commissions will not exceed those customary in the types of transactions involved). The Selling Stockholder and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of Shares by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions.

         At the time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for Common Stock purchased from the Selling Stockholder and any items constituting compensation from the Selling Stockholder.


                                 LEGAL MATTERS

         In connection with the Common Stock offered hereby, the validity of the shares being offered will be passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas.


                                    EXPERTS

         The consolidated financial statements of UTI Energy Corp. appearing in UTI Energy Corp.'s Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting an auditing.

         The statement on net assets acquired as of December 31, 1996 and the historical statement of gross contract drilling revenues, direct operating expenses and depreciation of the drilling operations of Quarles Drilling Corporation, for the year ended December 31, 1996, incorporated by reference into this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         PRO FORMA FINANCIAL STATEMENTS

         On January 27, 1997, pursuant to the terms and conditions of an Asset Purchase Agreement dated as of December 31, 1996 (the "Asset Purchase Agreement"), the Company acquired the contract drilling assets of Quarles Drilling Corporation (Quarles) for $16.2 million, consisting of $8.1 million and 256,175 shares of Common Stock having a value at the time the agreement was negotiated of $8.1 million. The cash portion of the purchase price was funded with advances under the Company's revolving line of credit of $4.1 million and a $4.0 million advance pursuant to a new bank term loan. The term loan bore interest at the bank's prime rate and was secured by a pledge of certain of the Company's accounts receivable and inventory. Under the terms of the Asset Purchase Agreement, Quarles is entitled to receive additional shares of Common Stock in the event the average market price (as defined in the Asset Purchase Agreement) of the Common Stock on the earlier of (i) June 30, 1997, or (ii) the date on which a registration statement covering the resale of the Common Stock issued to Quarles is declared effective, is less than $31.69 per share. The number of additional shares will be equal to a number of shares sufficient to provide Quarles with $8.1 million of Common Stock based on the average market price of the Common Stock on such date. In the event the average market price of the Common Stock is greater than $31.69 per share on such date, Quarles is required to return a number of shares of Common Stock having a value (at such average market price) equal to one-half of the amount by which the average market price of the shares initially issued is greater than $8.1 million. On April 11, 1997, the Company repaid in full the $4.0 million term loan. The acquisition was accounted for using the purchase method, and Quarles' operating results since January 27, 1997, have been consolidated with the operating results of the Company.

         The unaudited pro forma condensed statement of income assumes that the acquisition of Quarles occurred on January 1, 1997.


         The pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had occurred on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of Quarles Drilling Company and the pro forma financial statements included in UTI's Form 8-KA dated April 14, 1997, UTI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and UTI's financial statements and notes contained in its Annual Report on Form 10-K for the year ended December 31, 1996, all of which are incorporated by reference herein.

                                UTI Energy Corp.
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                       Three Months Ended March 31, 1997
                       (in thousands, except share data)




                                                           (1)              ACQUISITION
                                           UTI           QUARLES            ADJUSTMENTS
                                           AS              AS
                                        REPORTED        REPORTED         AMOUNT      NOTES      PROFORMA
                                       -----------      ---------       --------     -----    -----------
REVENUES                               $    34,368          3,407       $                     $    37,775

COSTS AND EXPENSES
 Cost of sales                              27,362          4,081            (90)     (A)          31,353
 Selling, general and administrative         2,334              0             90      (A)           2,424
 Depreciation and amortization               1,545             66             61      (B)           1,672
                                       -----------      ---------       --------              -----------
                                            31,241          4,147             61                   35,449
                                       -----------      ---------       --------              -----------

 Operating Income                            3,127           (740)           (61)                   2,326

OTHER INCOME (EXPENSE)
 Interest expense                             (479)                          (56)     (C)            (535)
 Other                                         227                                                    227
                                       -----------      ---------       --------              -----------
                                              (252)             0            (56)                    (308)
                                       -----------      ---------       --------              -----------
INCOME (LOSS) BEFORE
 INCOME TAXES                                2,875           (740)          (117)                   2,018


INCOME TAXES                                 1,031                          (305)     (D)             726
                                       -----------                      --------              -----------

NET INCOME                             $     1,844           (740)      $    188              $     1,292
                                       ===========      =========       ========              ===========
Earnings per common share:
 Primary                                      0.42                                                   0.29
                                       ===========                                            ===========
 Fully diluted                                0.42                                                   0.29
                                       ===========                                            ===========
Average common shares outstanding
 Primary                                 4,422,514                        99,381      (E)       4,521,895
 Fully diluted                           4,422,514                        99,381      (E)       4,521,895


(1) Amounts reported for Quarles reflect the historical gross drilling contract revenues, direct operating expenses and depreciation directly related to the assets acquired.

         Adjustments to Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the three months ended March 31, 1997.

         (A) Costs and expenses related to selling activities have been reclassified. The Company does not expect to incur any incremental general and administrative expenses as a result of the acquisition.

         (B) Adjust depreciation expense based upon the restated value of property and equipment.

         (C)     Increased interest expense resulting from acquisition debt.

         (D)     Adjust tax expense or (benefit) at marginal rate.

         (E) Shares outstanding include stock issued pursuant to the Asset Purchase Agreement assuming that the acquisition of Quarles occurred on January 1, 1997. The number of shares ultimately to be issued is dependent upon the average market price (as defined in the Asset Purchase Agreement) of the Common Stock on the earlier of the date a registration statement covering the resale of the Common Stock issued to Quarles is declared effective or June 30, 1997. The shares issued reflected in the Pro Forma Condensed Consolidated Statement of Income assumed a share price of $26.75, the market price at March 31, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with this offering are:

Securities and Exchange Commission Registration Fee  . . . . . . .   $ 3,100
American Stock Exchange Listing Fee  . . . . . . . . . . . . . . .     5,624
Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .     5,000
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . .    10,000
Blue Sky Fees and Expenses (including legal fees)  . . . . . . . .         0
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .     5,000
                                                                    --------
       TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . .   $28,724
                                                                     =======


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's amended Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

         Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended By-laws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company does not maintain a directors' and officers' liability policy for such purposes.

ITEM 16.       EXHIBITS.

       3.1     -      Restated Certificate of Incorporation of the Company
                      (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No.
                      33-69726).

       3.2     -      Amendment to Restated Certificate of Incorporation
                      (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No.
                      33-69726).

       3.3     -      Amendment to Restated Certificate of Incorporation
                      (incorporated by reference to the Company's Annual
                      Report on Form 10-K for the year ended December 31,
                      1994).

       3.4     -      By-laws of the Company, as amended (incorporated by
                      reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

       4.1     -      See Exhibit Nos. 3.1 and 3.2 for provisions of the
                      Restated Certificate of Incorporation and amended
                      By-laws of the Company defining the rights of the holders of Common Stock.

       4.2     -      Form of Common Stock Certificate (incorporated by
                      reference to Amendment No. 1 to the Company's
                      Registration Statement on Form S-1 (No. 33-69726)).

       4.4     -      Stock Purchase Warrant dated August 14, 1996, between
                      the Sam K. Viersen, Jr. Trust dated September 9,
                      1986, as Amended and Restated on May 11, 1994, and
                      UTI Energy Corp. (incorporated by reference to the Company's Current Report on Form 8-K dated August 28,
                      1996).

       4.5     -      Warrant to purchase 162,000 shares of Common Stock
                      (incorporated by reference to Amendment No. 4 to the Company's Registration Statement on Form S-1 (No.
                      33-69726)).

       4.6     -      Warrant Agreement dated as of December 19, 1996,
                      between the Company and Remy Consultants Incorporated
                      [(incorporated by reference to the Company's Annual
                      Report on Form 10-K for the year ended December 31,
                      1996)].

       4.7     -      Warrant Agreement dated April 11, 1997, by and
                      between the Company and Southland Drilling Company,
                      Ltd. (incorporated by reference to the Company's current report on Form 8-K dated April 11, 1997).

       4.8     -      Warrant dated April 11, 1997, by and between the
                      Company and Canpartners Investments IV, L.P.
                      (incorporated by reference to the Company's current report on Form 8-K dated April 11, 1997).

       4.9     -      Asset Purchase Agreement dated December 21, 1996,
                      between the Company and Quarles Drilling Corporation
                      (incorporated by reference to the Company's Current
                      Report on Form 8-K dated January 27, 1997).

       *5.1    -      Legal opinion of Fulbright & Jaworski L.L.P.

       21.1    -      List of subsidiaries of the Company (incorporated by
                      reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

       *23.1   -      Consent of Ernst & Young LLP.

       *23.2   -      Consent of Coopers & Lybrand LLP.

        23.3   -      Consent of Fulbright & Jaworski L.L.P. (included in
                      Exhibit 5.1)

        24.1   -      Powers of Attorney (included in Part II of the
                      Registration Statement)

        27.1   -      Financial Data Schedule (previously filed with the
                      Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997.

----------

*  Filed herewith.

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreement to the Commission upon request.


ITEM 17.       UNDERTAKINGS.

         The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Securities Act or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on May 23, 1997.


                                        UTI ENERGY CORP.


                                        By:  /s/ Vaughn E. Drum
                                            -----------------------------------
                                                       Vaughn E. Drum
                                                 President, Chief Executive
                                                     Officer and Director
                                                 (Principal Executive Officer)


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and Mark S. Siegel, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                  Title                        Date
                  ---------                                  -----                        ----

/s/ Vaughn E. Drum                                 President, Chief Executive          May 23, 1997
------------------------------------------            Officer and Director
        Vaughn E. Drum                             (Principal Executive Officer)



/s/ P. Blake Dupuis                                  Vice President, Finance           May 23, 1997
------------------------------------------         (Principal Financial and
        P. Blake Dupuis                                Accounting Officer)



/s/ Mark S. Siegel                                     Director and                    May 23, 1997
------------------------------------------         Chairman of the Board
         Mark S. Siegel


/s/ Kenneth N. Berns                                      Director                     May 23, 1997
------------------------------------------
         Kenneth N. Berns


/s/ Terry H. Hunt                                         Director                     May 27, 1997
 -----------------------------------------
         Terry H. Hunt


                                                          Director                     May __, 1997
 -----------------------------------------
         Nadine C. Smith


   /s/ Robert B. Spears                                   Director                     May 23, 1997
 -----------------------------------------
         Robert B. Spears

                               INDEX TO EXHIBITS


       3 .1      -        Restated Certificate of Incorporation of the Company
                          (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No.
                          33-69726).

       3 .2      -        Amendment to Restated Certificate of Incorporation
                          (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No.
                          33-69726).

       3 .3      -        Amendment to Restated Certificate of Incorporation
                          (incorporated by reference to the Company's Annual
                          Report on Form 10-K for the year ended December 31,
                          1994).

       3 .4      -        By-laws of the Company, as amended (incorporated by
                          reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

       4 .1      -        See Exhibit Nos. 3.1 and 3.2 for provisions of the
                          Restated Certificate of Incorporation and amended
                          By-laws of the Company defining the rights of the holders of Common Stock.

       4 .2      -        Form of Common Stock Certificate (incorporated by
                          reference to Amendment No. 1 to the Company's
                          Registration Statement on Form S-1 (No. 33-69726)).

       4 .4      -        Stock Purchase Warrant dated August 14, 1996, between
                          the Sam K. Viersen, Jr. Trust dated September 9,
                          1986, as Amended and Restated on May 11, 1994, and
                          UTI Energy Corp. (incorporated by reference to the Company's Current Report on Form 8-K dated August 28,
                          1996).

       4 .5      -        Warrant to purchase 162,000 shares of Common Stock
                          (incorporated by reference to Amendment No. 4 to the Company's Registration Statement on Form S-1 (No.
                          33-69726)).

       4 .6      -        Warrant Agreement dated as of December 19, 1996,
                          between the Company and Remy Consultants Incorporated
                          [(incorporated by reference to the Company's Annual
                          Report on Form 10-K for the year ended December 31,
                          1996)].

       4 .7      -        Warrant Agreement dated April 11, 1997, by and
                          between the Company and Southland Drilling Company,
                          Ltd. (incorporated by reference to the Company's current report on Form 8-K dated April 11, 1997).

       4 .8      -        Warrant dated April 11, 1997, by and between the
                          Company and Canpartners Investments IV, L.P.
                          (incorporated by reference to the Company's current report on Form 8-K dated April 11, 1997).

       4 .9      -        Asset Purchase Agreement dated December 21, 1996,
                          between the Company and Quarles Drilling Corporation
                          (incorporated by reference to the Company's Current
                          Report on Form 8-K dated January 27, 1997).

       *5.1      -        Legal opinion of Fulbright & Jaworski L.L.P.

       21.1      -        List of subsidiaries of the Company (incorporated by
                          reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

      *23.1      -        Consent of Ernst & Young LLP.

      *23.2      -        Consent of Coopers & Lybrand LLP.

       23.3      -        Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5.1)

       24.1      -        Powers of Attorney (included in Part II of the
                          Registration Statement)

       27.1      -        Financial Data Schedule (previously filed with the
                          Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997